UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2013

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 1, 2013, MRV Communications, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Settlement Agreement”) to settle the previously disclosed stockholder derivative actions with plaintiffs Warren Rubin IRA, Donald Gautreaux and Jing Ke, and defendants Noam Lotan, Shlomo Margalit, Shay Gonen, Guy Avidan, Guenter Jaensch, Igal Shidlovsky, Daniel Tsui, Harold W. Furchtgott-Roth and Baruch Fischer, of all claims in In re MRV Communications, Inc. Derivative Litigation (the “Federal Action”) and Ke v. Margalit, et al. (the “State Action”) (together, the “Derivative Actions”).

On April 8, 2013, the U.S. District Court for the Central District of California (the “Court”) in the Federal Action issued an order (the “Preliminary Order”) granting preliminary approval of a settlement resolving the claims asserted by each of the parties to the Derivative Actions. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for June 10, 2013. Any objections to the settlement must be filed by stockholders in writing with the court by May 27, 2013. Pursuant to the Settlement Agreement, if the Court finally approves the proposed settlement in the Federal Action, the plaintiff in the State Action will apply for an order dismissing the State Action with prejudice.

In the Preliminary Order, the Court approved a Long Form Notice of Proposed Settlement (the “Notice”) which is posted on the Company’s website along with the Settlement Agreement. The Preliminary Order also requires that the Company file the Settlement Agreement and Notice with the Securities and Exchange Commission in a Current Report on Form 8-K. The terms of the settlement and procedure for filing a stockholder objection to the settlement are set forth in the Settlement Agreement and Notice which are attached hereto as Exhibits 99.1 and 99.2, respectively, and any description of the Notice or the Settlement Agreement set forth above are qualified in their entirety by the attached exhibits.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit 99.1	Stipulation of Settlement
Exhibit 99.2	Long-Form Notice of Proposed Settlement of Derivative Action

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 10, 2013

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary